UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2016 (May 17, 2016)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Addition to Audit and Compliance Committee

On May 17, 2016, the Board of Directors of Community Health Systems, Inc. (the “Company”) appointed H. James Williams, Ph.D., to its Audit and Compliance Committee. Dr. Williams was appointed to the Board of Directors in December 2015 and was elected to the Board at the 2016 Annual Meeting of Stockholders held on May 17, 2016 (the “Annual Meeting”). The Board determined that Dr. Williams is an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”).

Compensation Arrangements

On May 17, 2016, the Board of Directors of the Company, upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved increases in the 2016 base salaries of Tim L. Hingtgen and Michael T. Portacci, two of the Company’s Named Executive Officers included in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on April 7, 2016 (the “Proxy Statement”). These increases, effective May 1, 2016, to the previously approved 2016 base salaries for these individuals were made as a result of the previously announced promotion of Mr. Hingtgen as well as additional job responsibilities for Mr. Portacci as a result of the realignment of the Company’s operating divisions following the spin-off of Quorum Health Corporation. None of the Company’s executive officers has a written employment agreement.

Name and Position	2016 Base Salary (effective May 1, 2016)
Tim L. Hingtgen, Executive Vice President of Operations	$690,000
Michael T. Portacci, Division President, Division Operations	$685,000

Designation of Executive Officer

On May 17, 2016, the Board of Directors of the Company designated John W. McClellan, as an executive officer of the Company. As previously announced, Mr. McClellan has been overseeing the operations of the Company’s affiliated hospitals in Division IV, since May 1, 2016.

Mr. McClellan, age 47, joined the Company in 2009 as a vice president of division operations, supporting operations in affiliated hospitals in one of the Company’s operating divisions. In his role as Division President, he oversees the operations of affiliated hospitals in New Jersey, Ohio, Oklahoma and Pennsylvania. Prior to joining the Company, Mr. McClellan was with another hospital management company for 13 years, where he served as chief executive officer of hospitals in Florida, Missouri and North Carolina. He holds a master’s degree in healthcare administration from the University of Kentucky.

Approval of Amended and Restated 2009 Stock Option and Award Plan

At the Annual Meeting, the Company’s stockholders approved the Company’s 2009 Stock Option and Award Plan, as amended and restated as of March 16, 2016 (the “Plan”). The results of the stockholder vote on the Plan are set forth further below under Item 5.07 of this Current Report on Form 8-K.

A description of the Plan is included as part of Proposal 3 in the Company’s Proxy Statement and is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 17, 2016. The following describes the matters that were submitted to the vote of the stockholders of the Company at the Annual Meeting and the result of the votes on these matters:

(1) The stockholders elected each of the following persons as directors of the Company for terms that expire at the 2017 annual meeting of stockholders of the Company and until their respective successors have been elected and have qualified:

Name	For	Against	Abstain	Broker Non-Votes
(a) W. Larry Cash	81,081,852	10,612,238	24,423	12,656,925
(b) John A. Clerico	84,372,323	7,320,669	25,521	12,656,925
(c) James S. Ely III	87,999,567	3,693,771	25,175	12,656,925
(d) John A. Fry	87,705,396	3,987,881	25,236	12,656,925
(e) William Norris Jennings, M.D.	87,779,113	3,914,251	25,149	12,656,925
(f) Julia B. North	83,999,680	7,694,268	24,565	12,656,925
(g) Wayne T. Smith	86,207,317	5,165,799	345,397	12,656,925
(h) H. Mitchell Watson, Jr.	84,432,280	7,260,212	26,021	12,656,925
(i) H. James Williams, Ph.D.	88,112,502	3,581,959	24,502	12,656,925

(2) The stockholders did not approve the advisory resolution regarding the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
22,309,368	66,074,837	3,334,308	12,656,925

(3) The stockholders approved the amendment and restatement of the Community Health Systems, Inc. 2009 Stock Option and Award Plan, which was approved by the Board of Directors as of March 16, 2016:

For	Against	Abstain	Broker Non-Votes
84,303,573	7,373,674	41,266	12,656,925

(4) The Board of Directors’ appointment of Deloitte & Touche, LLP, as the Company’s independent registered public accountants for 2016, was ratified by the affirmative votes of the stockholders:

For	Against	Abstain	Broker Non-Votes
103,580,708	764,975	29,755	n/a

(5) The stockholders approved a stockholder proposal regarding stockholder proxy access as described in the proxy materials:

For	Against	Abstain	Broker Non-Votes
76,197,051	15,441,608	79,854	12,656,925

Item 9.01.	Financial Statements & Exhibits

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description

10.1†	Community Health Systems, Inc. 2009 Stock Option and Award Plan, as amended and restated as of March 16, 2016.

†	Indicates a management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2016	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director
(principal financial officer)

Index to Exhibits

Exhibit Number	Description

10.1†	Community Health Systems, Inc. 2009 Stock Option and Award Plan, as amended and restated as of March 16, 2016.

†	Indicates a management contract or compensatory plan or arrangement

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